UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street 37th Floor
Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BCSF	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2025, Bain Capital Specialty Finance, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered the proposals as described in the Company’s proxy statement filed on April 21, 2025. As of the record date, April 8, 2025, there were 64,868,506.64 outstanding shares of common stock entitled to vote at the Annual Meeting. The final voting results on “Proposal 1 – Election of Class III Directors” submitted to stockholders at the Annual Meeting are set forth below.

Proposal 1:

By the vote shown below, the stockholders re-elected David G. Fubini and Jeffrey B. Hawkins as Class III Directors of the Company, all of whom will serve until the 2028 annual meeting of the stockholders or until their respective successor is duly elected and qualified. Provided that a quorum is present, the election of each nominee required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting.

Director	For	Against	Abstain	Broker Non-Votes
David G. Fubini	22,910,443.18	9,916,106.00	226,352.00	Not Applicable
Jeffrey B. Hawkins	31,965,249.52	860,338.66	227,313.00	Not Applicable

Following the voting on “Proposal 1 – Election of Class III Directors,” it was proposed that the Company adjourn the Annual Meeting with respect to “Proposal 2 – Renew Authorization to Offer and Sell Shares of Common Stock Below Net Asset Value” to permit additional time to solicit stockholder votes, pursuant to “Proposal 3 – Adjournment of the Annual Meeting.” The final voting result on “Proposal 3 – Adjournment of the Annual Meeting” submitted to stockholders at the Annual Meeting are set forth below.

Proposal 3:

By the vote shown below, the stockholders approved one or more adjournments of the Annual Meeting to solicit additional proxies in favor of any or all of the other proposals set forth in the proxy statement. The approval of the proposal to adjourn required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstain	Broker Non-Votes
22,365,214.18	10,314,086.00	373,601.00	Not Applicable

Accordingly, on May 22, 2025, the Company adjourned the Annual Meeting with respect to “Proposal 2 – Renew Authorization to Offer and Sell Shares of Common Stock Below Net Asset Value” to permit additional time to solicit stockholder votes. The reconvened meeting (the “Reconvened Meeting”) will be held virtually on June 12, 2025 at 2:30 p.m., Eastern Time. Stockholders can attend and participate, vote and submit a question at the Reconvened Meeting via the same link previously provided at www.proxydocs.com/BCSF. Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Meeting. The record date of April 8, 2025 will remain the same for the Reconvened Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL SPECIALTY FINANCE, INC.

Date: May 22, 2025	By:	/s/ Jessica Yeager
	Name:	Jessica Yeager
	Title:	Vice President